4Q21 and 2021 Financial Results January 19, 2022

2 This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements regarding potential future share repurchases and future dividends as well as the potential effects of the COVID-19 disruption on our business, operations, financial performance and prospects, are forward-looking statements. Also, any statement that does not describe historical or current facts is a forward-looking statement. These statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “goals,” “targets,” “initiatives,” “potentially,” “probably,” “projects,” “outlook,” “guidance” or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would,” and “could.” Forward-looking statements are based upon the current beliefs and expectations of management, and on information currently available to management. Our statements speak as of the date hereof, and we do not assume any obligation to update these statements or to update the reasons why actual results could differ from those contained in such statements in light of new information or future events. We caution you, therefore, against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. While there is no assurance that any list of risks and uncertainties or risk factors is complete, important factors that could cause actual results to differ materially from those in the forward-looking statements include the following, without limitation: • Negative economic and political conditions that adversely affect the general economy, housing prices, the job market, consumer confidence and spending habits which may affect, among other things, the level of nonaccrual assets, charge-offs and provision expense; • The rate of growth in the economy and employment levels, as well as general business and economic conditions, and changes in the competitive environment; • Our ability to implement our business strategy, including the cost savings and efficiency components, and achieve our financial performance goals, including through the integration of Investors; • The COVID-19 disruption and its effects on the economic and business environments in which we operate; • Our ability to meet heightened supervisory requirements and expectations; • Liabilities and business restrictions resulting from litigation and regulatory investigations; • Our capital and liquidity requirements under regulatory capital standards and our ability to generate capital internally or raise capital on favorable terms; • The effect of changes in interest rates on our net interest income, net interest margin and our mortgage originations, mortgage servicing rights and mortgages held for sale; • Changes in interest rates and market liquidity, as well as the magnitude of such changes, which may reduce interest margins, impact funding sources and affect the ability to originate and distribute financial products in the primary and secondary markets; • The effect of changes in the level of checking or savings account deposits on our funding costs and net interest margin; • Financial services reform and other current, pending or future legislation or regulation that could have a negative effect on our revenue and businesses; • A failure in or breach of our operational or security systems or infrastructure, or those of our third party vendors or other service providers, including as a result of cyber-attacks; • An inability to complete the Investors acquisition, or changes in the current anticipated timeframe, terms or manner of the acquisition; • Greater than expected costs or other difficulties related to the integration of our business and that of Investors; • The inability to retain existing Investors clients and employees following the closing of the Investors acquisition; • The occurrence of any event change or other circumstance that could give rise to the right of one or both parties to terminate the agreement to acquire Investors; and • Management’s ability to identify and manage these and other risks. In addition to the above factors, we also caution that the actual amounts and timing of any future common stock dividends or share repurchases will be subject to various factors, including our capital position, financial performance, risk-weighted assets, capital impacts of strategic initiatives, market conditions and regulatory and accounting considerations, as well as any other factors that our Board of Directors deems relevant in making such a determination. Therefore, there can be no assurance that we will repurchase shares from or pay any dividends to holders of our common stock, or as to the amount of any such repurchases or dividends. Further, statements about the effects of the COVID-19 disruption on our business, operations, financial performance and prospects may constitute forward-looking statements and are subject to the risk that the actual impacts may differ, possibly materially, from what is reflected in those forward-looking statements due to factors and future developments that are uncertain, unpredictable and in many cases beyond our control, including the scope and duration of the pandemic, actions taken by governmental authorities in response to the pandemic, and the direct and indirect impact of the pandemic on our customers, third parties and us. Statements about Citizens’ agreement and plan of merger, dated July 28, 2021 (the “Investors acquisition agreement”), with Investors Bancorp, Inc. (“Investors”) and CBNA's agreement, dated May 26, 2021 (“HSBC branch acquisition agreement”) with HSBC Bank U.S.A., N.A. (“HSBC”) to acquire certain branches from HSBC also constitute forward-looking statements and are subject to the risk that actual results could be materially different from those expressed in those statements, including if either or both transactions are not consummated in a timely manner or at all, or if integration is more costly or difficult than expected. More information about factors that could cause actual results to differ materially from those described in the forward-looking statements can be found under “Risk Factors” in our 2020 Annual Report on Form 10-K as updated by our Quarterly Reports on Form 10-Q as filed with the United States Securities and Exchange Commission. Non-GAAP Financial Measures: This document contains non-GAAP financial measures denoted as Underlying results and excluding acquisitions. Underlying results for any given reporting period exclude certain items that may occur in that period which Management does not consider indicative of the Company’s on-going financial performance. We believe these non-GAAP financial measures provide useful information to investors because they are used by our Management to evaluate our operating performance and make day-to-day operating decisions. In addition, we believe our Underlying results in any given reporting period reflect our on-going financial performance in that period and, accordingly, are useful to consider in addition to our GAAP financial results. We further believe the presentation of Underlying results increases comparability of period-to-period results. The Appendix presents reconciliations of our non-GAAP measures to the most directly comparable GAAP financial measures. Reconciliations of our non-GAAP measures to the most directly comparable GAAP financial measures are presented at the end of this presentation. Other companies may use similarly titled non-GAAP financial measures that are calculated differently from the way we calculate such measures. Accordingly, our non-GAAP financial measures may not be comparable to similar measures used by such companies. We caution investors not to place undue reliance on such non-GAAP financial measures, but to consider them with the most directly comparable GAAP measures. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for our results reported under GAAP. Forward-looking statements and use of non-GAAP financial measures

4Q21 and Full Year 2021 GAAP financial summary

				Q/Q		Y/Y		Full Year		2021 vs. 2020	
$s in millions	4Q21	3Q21	4Q20	$/bps	%	$/bps	%	2021	2020	$/bps	%
Net interest income	$ 1,126	$ 1,145	$ 1,129	$ (19)	(2) %	$ (3)	— %	$ 4,512	$ 4,586	$ (74)	(2) %
Noninterest income	594	514	578	80	16	16	3	2,135	2,319	(184)	(8)
Total revenue	1,720	1,659	1,707	61	4	13	1	6,647	6,905	(258)	(4)
Noninterest Expense	1,061	1,011	1,012	50	5	49	5	4,081	3,991	90	2
Pre-provision profit	659	648	695	11	2	(36)	(5)	2,566	2,914	(348)	(12)
Provision for credit losses	(25)	(33)	124	8	24	(149)	NM	(411)	1,616	(2,027)	NM
Income before income tax expense	684	681	571	3	—	113	20	2,977	1,298	1,679	129
Income tax expense	154	151	115	3	2	39	34	658	241	417	173
Net income	$ 530	$ 530	$ 456	$ —	— %	$ 74	16 %	$ 2,319	$ 1,057	$ 1,262	119 %
Preferred dividends	32	26	32	6	23	—	—	113	107	6	6
Net income available to common stockholders	$ 498	$ 504	$ 424	$ (6)	(1) %	$ 74	17 %	$ 2,206	$ 950	$ 1,256	132 %
$s in billions											
Average interest-earning assets	$ 168.0	$ 167.3	$ 163.5	$ 0.7	— %	$ 4.5	3 %	$ 166.5	$ 159.3	$ 7.2	5 %
Average deposits	$ 153.0	$ 151.9	$ 145.3	$ 1.1	1 %	$ 7.7	5 %	$ 150.5	$ 138.7	$ 11.7	8 %
Performance metrics											
Net interest margin[1]	2.66 %	2.72 %	2.75 %	(6) bps		(9) bps		2.71 %	2.88 %	(17) bps	
Net interest margin, FTE[1]	2.66	2.72	2.75	(6)		(9)		2.72	2.89	(17)	
Loans-to-deposit ratio (period-end)	83.0	81.0	83.6	202		(61)		83.0	83.6	(61)	
ROACE	9.3	9.4	8.2	(13)		106		10.5	4.6	584	
ROTCE	13.6	13.7	12.2	(14)		137		15.4	6.9	851	
ROA	1.1	1.1	1.0	(1)		12		1.3	0.6	65	
ROTA	1.2	1.2	1.0	—		13		1.3	0.6	68	
Efficiency ratio	61.7	60.9	59.3	76		240		61.4	57.8	360	
Noninterest income as a % of total revenue	35 %	31 %	34 %	400 bps		100 bps		32 %	34 %	(200) bps	
FTEs[2]	17,463	17,366	17,584	97	1 %	(121)	(1) %	17,463	17,584	(121)	(1) %
Operating leverage					(1.3) %		(4.1) %				(6.0) %
Per common share											
Diluted earnings	$ 1.17	$ 1.18	$ 0.99	$ (0.01)	(1) %	$ 0.18	18 %	$ 5.16	$ 2.22	$ 2.94	132 %
Tangible book value	$ 34.61	$ 34.44	$ 32.72	$ 0.17	— %	$ 1.89	6 %	$ 34.61	$ 32.72	$ 1.89	6 %
Average diluted shares outstanding (in millions)	426.9	427.8	428.9	(1.0)	— %	(2.0)	— %	427.4	428.2	(0.7)	— %

See pages 32-33 for notes and important information on Non-GAAP Financial Measures, including "Underlying" results. "Underlying" results exclude the impact of notable items described on page 31.

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4 4Q21 and Full Year 2021 Underlying financial summary(1) Full Year Q/Q Y/Y 2021 2020 2021 vs. 2020 $s in millions 4Q21 3Q21 4Q20 $/bps % $/bps % $/bps % Net interest income $ 1,126 $ 1,145 $ 1,129 $ (19) (2) % $ (3) — % $ 4,512 $ 4,586 $ (74) (2) % Noninterest income 594 514 578 80 16 16 3 2,135 2,319 (184) (8) Total revenue 1,720 1,659 1,707 61 4 13 1 6,647 6,905 (258) (4) Noninterest expense 1,010 988 970 22 2 40 4 3,976 3,866 110 3 Pre-provision profit 710 671 737 39 6 (27) (4) 2,671 3,039 (368) (12) Provision for credit losses (25) (33) 124 8 24 (149) NM (411) 1,616 (2,027) NM Net income available to common stockholders $ 537 $ 520 $ 448 $ 17 3% $ 89 20% $ 2,284 $ 1,033 $ 1,251 121 % Performance metrics Noninterest income as a % of total revenue 35% 31% 34% 400 bps 100 bps 32% 34% (200) bps Efficiency ratio 58.7 59.5 56.8 (84) 188 59.8 56.0 383 ROTCE 14.6% 14.2% 12.9% 44 bps 172 bps 16.0% 7.5% 845 bps Diluted EPS $ 1.26 $ 1.22 $ 1.04 $ 0.04 3% $ 0.22 21% $ 5.34 $ 2.41 $ 2.93 122 % Tangible book value per share $ 34.61 $ 34.44 $ 32.72 $ 0.17 — % $ 1.89 6% $ 34.61 $ 32.72 $ 1.89 6 % See pages 32-33 for notes and important information on Non-GAAP Financial Measures, including “Underlying” results. “Underlying” results exclude the impact of notable items described on page 31.

5 Overview(1) See pages 32-33 for notes and important information on Non-GAAP Financial Measures, including “Underlying” results. “Underlying” results exclude the impact of notable items described on page 31. 4Q21 results reflect our diversified business model Credit trends favorable Strong capital, liquidity and funding Strong full- year 2021 results ■ Underlying net income of $569 million and EPS of $1.26 reflect broad-based strength across our businesses and excellent credit results ■ Underlying PPNR of $710 million, up 6% from 3Q21 and down 4% from 4Q20 – Outstanding results in Capital Markets reflects build out of coverage model and capabilities – NII down slightly QoQ given modestly lower net interest margin, partially offset by loan growth – Interest-bearing deposit costs of 13 bps, down 1 bp QoQ – Expenses well-controlled; positive sequential operating leverage of 1.5%, or 1.8% excluding acquisitions ■ Period-end loans up 4% (up 5% excluding PPP impact); average loans up 2% QoQ (up 3% excluding PPP) ■ Credit provision benefit of $25 million reflects strong credit performance and macroeconomic improvement ■ Underlying ROTCE of 14.6% compares with 14.2% in 3Q21 and 12.9% in 4Q20 ■ TBV/share of $34.61, up 6% YoY and up slightly QoQ ■ Underlying net income of $2.4 billion, with EPS of $5.34 ■ Record Capital Markets up 71%, or 60% excluding acquisitions, record Wealth up 18% ■ Underlying ROTCE of 16.0% compares with 7.5% for 2020 ■ Excellent credit results; NCOs of 26 bps; NPLs to loans of 0.55%, down from 0.83% in 2020 ■ Credit trends remain highly favorable across retail and commercial; NCOs of 14 bps, stable with 3Q21, NPLs to loans of 0.55%, down from 0.61% at 3Q21 ■ Allowance for credit losses coverage ratio of 1.51% ■ Strong capital levels with a CET1 ratio of 9.9%(2); compares with 10.3% in 3Q21 and 10.0% in 4Q20 ■ Period-end LDR ratio of 83% vs. 84% a year ago; average DDA up 16% YoY and 3% QoQ, now 32% of total deposits ■ Total available liquidity of ~$71 billion at December 31, 2021

6 Fed Funds Target CFG +200 bps gradual rise in rates 1Q 15 4Q 15 3Q 16 2Q 17 1Q 18 4Q 18 3Q 19 2Q 20 1Q 21 4Q 21 —% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% —% 2% 4% 6% 8% 10% 12% 2.72% 2.66% 3Q21 Asset Yields PPP Lower Cash Funding Cost Other 4Q21 $163.5B $164.4B $166.3B $167.3B $168.0B $1,129 $1,117 $1,124 $1,145 $1,126 2.75% 2.76% 2.72% 2.72% 2.66% 4Q20 1Q21 2Q21 3Q21 4Q21 ■ NII down 2% given modestly lower net interest margin, partially offset by loan growth ■ NIM of 2.66%, down 6 bps reflecting lower earning-asset yields and a reduced benefit from PPP forgiveness, partially offset by the impact of deployment of cash into loan growth Net interest income $s in millions, except earning assets NII and NIM Average interest-earning assets Net interest income NIM, FTE Loan growth helping offset reduced PPP benefit ■ NII stable given interest-earning asset growth of 3%, largely offset by lower NIM ■ NIM of 2.66%, down 9 bps reflects impact of lower asset yields, partially offset by improved funding mix and deposit pricing, as well as higher PPP benefit NIM 3Q21 to 4Q21 Year-Over-Year Linked Quarter (0.07)% (0.04)% 0.05% 0.01% (0.01)% Citizens continues to be asset sensitive

Noninterest income

Outstanding Capital Markets results, up ~80% YoY excluding acquisitions[1]

$s in millions	4Q21	3Q21	4Q20	$ Q/Q	$ Y/Y
Capital Markets fees	$ 184	$ 72	$ 88	$ 112	$ 96
Service charges and fees	100	110	104	(10)	(4)
Mortgage banking fees	76	108	193	(32)	(117)
Card fees	65	66	56	(1)	9
Trust and investment services fees	60	61	52	(1)	8
Letter of credit and loan fees	41	39	38	2	3
FX and interest rate products	35	29	35	6	—
Securities gains, net	1	3	—	(2)	1
Other income[2]	32	26	12	6	20
Noninterest income	$ 594	$ 514	$ 578	$ 80	$ 16

Linked Quarter

- Noninterest income increased 16%; 10% ex acquisitions
  - 4Q21 includes $29 million of fees from acquisitions that closed in 3Q21 and 4Q21
  - Record capital markets fees, up $112 million reflecting higher M&A advisory and loan syndication fees; 4Q21 includes $27 million of fees from acquisitions
  - Mortgage banking fees down $32 million, reflecting a decline in gain-on-sale margins and seasonally lower production volume
  - Service charges and fees down $10 million, primarily reflecting the impact on overdraft fees of the new customer-friendly deposit account feature, Citizens Peace of Mind™

Noninterest income

$s in millions



$578
$193
$385
4Q20
$542
$165
$377
1Q21
$485
$85
$400
2Q21
$514
$108
$406
3Q21
$594
$76
$518
4Q21
Mortgage fees
All other fee income

Year-Over-Year

- Noninterest income up 3%
  - Mortgage banking fees down $117 million, driven by lower gain-on-sale margins and production volumes
  - Record capital markets fees up $96 million, driven by higher M&A advisory and loan syndication fees; 4Q21 includes $27 million of fees from acquisitions
  - Card fees up $9 million reflecting higher debit and credit card volumes given economic recovery
  - Wealth fees, up $8 million, reflects an increase in AUM from higher equity market levels and strong net inflows

7

See pages 32-33 for notes and important information on Non-GAAP Financial Measures, including "Underlying" results. "Underlying" results exclude the impact of notable items described on page 31.

Noninterest expense[1]

Continued expense discipline and focus on efficiency initiatives to fund strategic investments

Underlying, as applicable $s in millions	4Q21	3Q21	4Q20	$ Q/Q	$ Y/Y
Salaries & employee benefits	$ 546	$ 522	$ 519	$ 24	$ 27
Equipment & software	144	150	140	(6)	4
Outside services	138	132	131	6	7
Occupancy	81	76	78	5	3
Other operating expense	101	108	102	(7)	(1)
Noninterest expense	$1,010	$ 988	$ 970	$ 22	$ 40
Full-time equivalents (FTEs)	17,463	17,366	17,584	97	(121)

Underlying efficiency ratio



56.8%
60.2%
60.9%
59.5%
58.7%
4Q20
1Q21
2Q21
3Q21
4Q21

Linked Quarter

- Underlying noninterest expense was broadly stable excluding $21 million impact from acquisitions that closed in 3Q21 and 4Q21. Underlying operating leverage was 1.5% in the quarter, 1.8% excluding acquisitions
  - Reflects higher incentive compensation tied to strong Capital Markets revenue and strategic investments, offset by strong expense discipline and the benefit of efficiency initiatives

Year-Over-Year

- Underlying noninterest expense up 2% excluding acquisitions that closed in 3Q21 and 4Q21
  - Reflects higher revenue-based compensation and the impact of strategic investments, partially offset by the benefit of efficiency initiatives

8

See pages 32-33 for notes and important information on Non-GAAP Financial Measures, including "Underlying" results. "Underlying" results exclude the impact of notable items described on page 31.

Loans and leases

Period-end loans up 4% QoQ; 5% ex PPP, with commercial accelerating, up 6% ex PPP[1]

Average loans and leases[2]

$s in billions



$123.5
$122.8
$123.5
$122.6
$125.2
$61.5
$60.9
$60.7
$58.7
$58.9
$61.9
$62.0
$62.8
$64.0
$66.3
4Q20
1Q21
2Q21
3Q21
4Q21
Retail loans
Commercial loans and leases

Linked Quarter

- Average loans up $2.6 billion, or 2%; up 3% excluding PPP impact
  - Retail up $2.3 billion, or 4%, reflecting growth in mortgage and auto
  - Commercial up $0.2 billion, as C&I growth was largely offset by PPP forgiveness; up 3% excluding PPP
- Period-end loans up $4.8 billion, or 4%; up 5% excluding PPP impact[1]
  - Reflects an increase of $2.5 billion, or 4%, in retail
  - Strong rebound in commercial, with growth of $2.4 billion; up 6% excluding PPP impact[1]

Period-end loans and leases[2]

$s in billions



$123.1
$122.2
$122.6
$123.3
$128.2
$60.8
$60.4
$59.1
$58.0
$60.4
$62.3
$61.8
$63.5
$65.4
$67.8
4Q20
1Q21
2Q21
3Q21
4Q21
Retail loans
Commercial loans and leases

Year-Over-Year

- Average loans up $1.7 billion, or 1%
  - Retail up $4.4 billion, or 7%, driven by growth in mortgage, auto and education, partially offset by planned run off in personal unsecured
  - Commercial down $2.6 billion, or 4%, as underlying growth in C&I was more than offset by a $3.2 billion decrease in PPP loans
- Period-end loans up $5.1 billion, or 4%, with commercial loans down 1%, largely offset by retail loans up 9%

9

See pages 32-33 for notes and important information on Non-GAAP Financial Measures, including "Underlying" results. "Underlying" results exclude the impact of notable items described on page 31.

Average funding and cost of funds

Significantly enhanced deposit franchise will improve beta performance in next rate cycle

Growing lower-cost deposits[1]


$s in billions
$145.3
$146.6
$150.3
$151.9
$153.0
0.27%
0.20%
0.16%
0.14%
0.13%
0.19%
0.14%
0.11%
0.09%
0.09%
4Q20
1Q21
2Q21
3Q21
4Q21
Demand deposits
Other interest-bearing deposits
Term deposits
Interest-bearing deposit costs
Total deposit costs

Improved deposit mix[2]


$s in billions
$102.5
$125.3
$147.2
$154.4
0.24%
0.94%
0.37%
0.11%
2015
2019
2020
2021
Checking with interest, savings and demand deposits
Money market accounts and term deposits
Total deposit costs

Period-end loans-to-deposit ratio


96.9%
95.0%
83.6%
83.0%
2015
2019
2020
2021

Key messages

- Significant strides in improving quality of deposit base over time
- Deposit betas expected to be meaningfully lower in the next rate cycle
  - Low cost deposit mix has greatly improved, with Consumer CD mix now below peer levels
  - Lower starting point with LDR and lower IBD costs
  - Expanded Commercial offerings and enhanced tools to drive higher operating deposits
  - Deposit gathering capabilities enhanced with Citizens Access®
  - Advanced data and analytics to optimize deposit base and pricing

10

See pages 32-33 for notes and important information on Non-GAAP Financial Measures, including "Underlying" results. "Underlying" results exclude the impact of notable items described on page 31.

11 ■ NCOs of $45 million, or 14 bps of average loans and leases, stable with 3Q21 ■ Nonaccrual loans decreased 6 bps to 0.55% of total loans QoQ driven by commercial ■ Credit provision benefit of $25 million reflects strong credit performance and macroeconomic improvement ■ 4Q21 ACL ratio of 1.51% compares with 1.63% in 3Q21 and 2.17% in 4Q20 ■ ACL to nonaccrual loans and leases ratio of 276% compares with 268% as of 3Q21 and 262% as of 4Q20 $124 $(140) $(213) $(33) $(25) $190 $158 $78 $44 $45 0.61% 0.52% 0.25% 0.14% 0.14% Provision for credit losses Net charge-offs Net c/o ratio 4Q20 1Q21 2Q21 3Q21 4Q21 Highlights Credit quality(1) $s in millions $s in millions 0.83% 0.82% 0.64% Nonaccrual loans Nonaccrual loans to total loans 4Q20 1Q21 2Q21 3Q21 4Q21 See pages 32-33 for notes and important information on Non-GAAP Financial Measures, including “Underlying” results. “Underlying” results exclude the impact of notable items described on page 31. $1,019 $1,008 $779 $747 $702 0.61% 0.55% Provision for credit losses, net charge-offs Nonaccrual loans $s in millions 2.17% 1.94% 1.70% 1.63% 1.51% Allowance for credit losses Allowance to loan coverage ratio 4Q20 1Q21 2Q21 3Q21 4Q21 Allowance for credit losses $2,670 $2,372 $2,081 $2,004 $1,934 (2)

Capital remains strong

$s in billions (period-end)	4Q20	1Q21	2Q21	3Q21	4Q21
Basel III basis[(1)(2)]					
Common equity tier 1 capital	$ 14.6	$ 14.9	$ 15.3	$ 15.6	$ 15.7
Risk-weighted assets	$146.8	$147.8	$148.6	$151.8	$158.8
Common equity tier 1 ratio	10.0 %	10.1 %	10.3 %	10.3 %	9.9 %
Tier 1 capital ratio	11.3 %	11.4 %	11.6 %	11.6 %	11.1 %
Total capital ratio	13.4 %	13.4 %	13.5 %	13.4 %	12.7 %

Highlights

- 4Q21 CET1 ratio of 9.9%, compares with 10.3% in 3Q21
- Paid $168 million in common dividends to shareholders in 4Q21
- Repurchased $200 million in common shares in 4Q21

CET1 ratio remains strong[(3)]

3Q21	**10.3 %**
Net Income	0.34
Common and preferred dividends	(0.13)
RWA growth	(0.46)
JMP acquisition	(0.04)
Share repurchases	(0.13)
Other	(0.01)
4Q21	**9.9 %**

Acquisition impacts*

HSBC**

Targeted close: February 18, 2022
CET1 Impact: ~22 bps

ISBC

Targeted close: Early 2Q22
CET1 Impact: Neutral given stock issuance

Combined Underlying impacts

	FY22	Fully phased in synergies
EPS	~5%	~8.8%
ROTCE	~65 bps	~120 bps

*Based on estimated impact on FY22 consensus at deal announcement (July 27, 2021)
**HSBC East Coast Branches and Online Deposits

12

See pages 32-33 for notes and important information on Non-GAAP Financial Measures, including "Underlying" results. "Underlying" results exclude the impact of notable items described on page 31.

Dramatically repositioned Consumer Banking, poised for sustained growth

Our Vision: To be our customers' trusted and primary financial partner supporting them along life's journey

Key strategic principles driving momentum → Digital-first model | National expansion | Deepening relationships

	2015	Today
Serving customers	■ Regional ■ Static growth ■ Low digital adoption	Above-industry growth with rapidly scaling digital capabilities
Lending capabilities	■ Mortgage - undersized ■ Education - new entrant ■ POS - launched with Apple	Leading national consumer lending business
Deposit base	■ Below-peer growth ■ Higher cost/high beta	Dramatically remixed to low cost/lower beta
Advisory capabilities	■ Wealth - undersized, narrowly focused	Developing scale; added ultra-high net worth capabilities with Clarfeld acquisition

Building momentum

Growing customers[1]
(in millions)



3.4
2.9
6.4
3.6
2015
3Q21
Regional
National

Mobile active users[5]
(in millions)



+18%
+15%
1.22
1.44
1.66
2019
2020
2021

↑ 36% since 2019

Mortgage Banking
Top-10 bank-owned[2]

Home equity
#1 nationally in originations[3]

Education Lending
Top-3 private student lender[4]

Low-cost deposit growth improving deposit mix

Cost of funds
↓ ~75% since 2015



49%
63%
2015
2021
Low cost mix

Building scale in Assets Under Management[6]
($ in billions)



23% CAGR
$6.5
$22.6
2015
2021

13

See pages 32-33 for notes and important information on Non-GAAP Financial Measures, including "Underlying" results. "Underlying" results exclude the impact of notable items described on page 31.

Consumer strategic growth and profitability initiatives

Significant incremental revenue opportunity over the next five years

Strategic priorities	2022 expected progress	Year five targets
Building a leading NYC Metro / NJ bank	■ Broad marketing introductory campaign ■ Branch productivity improvements focusing on checking and consumer lending ■ Scale Mortgage/Wealth teams	■ Deposit and loan CAGR 2-3x existing markets ■ Significant market share improvement over deal model
Driving momentum in Wealth	■ Launch and scale enhanced financial planning capabilities ■ Launch world-class training and development to improve productivity ■ Scale Clarfeld through Commercial partnership	■ Grow to $40B AUM; ~15%+ CAGR ■ 30%+ growth in advisors
Growing Citizens Pay™	■ 15-20+ new partners ■ Overhaul digital and marketing experience ■ Credit analytics enhancements	■ $5-6B in portfolio size; ~20% CAGR ■ 100+ partners on the platform
Executing national digital strategy/ Citizens Access®	■ Integration of Citizens Access®, mortgage, student refi and card ■ Launch new mobile app ■ Scale lending originations	■ World-class digital experience for young professionals ■ Full technology modernization of the Consumer Bank ■ Digital-first, integrated national platform

14

Commercial Banking - broadening capabilities and strengthening execution

Strategic Priorities — Transformed the business

1 Building solution sets and diverse fee capabilities

- Significant investments in talent and capabilities since IPO
- Strengthened corporate finance and M&A advisory capabilities through organic growth and targeted acquisitions
- Enhanced capabilities in Treasury Solutions and Global Markets to deepen relationships
- Focused on providing value to PE sponsors through advisory, subscription finance, LBOs, and accessing capital through public markets
- Expanding Global Markets, added commodity hedging and built bond originations and trading capabilities
- JMP acquisition adds equity underwriting and research in growth industries

2 Expanding presence in high-growth markets

- Expanded to a national focus
- Growing mid-corporate client base through geographic expansion into Southeast, Texas and California
- Enhanced product offerings to serve full spectrum of clients

3 Enhancing coverage model

- Targeting key growth verticals; added technology, healthcare and financial services with JMP acquisition
- Expanding leveraged finance opportunities across JMP's middle-market and financial sponsor client base

Delivering results

Strong league table results[1]

Middle-market bookrunner

	4Q21	2021
Sponsor	#1	#2
Overall	#4	#6

Capital and Global Markets

$s in millions



84%
$289
$531
2018
2021

- **Diversifying revenue**, fee income now 32% of revenue up from 27% in 2018
- **Voted Best Treasury and Cash Management** bank by Global Finance, 5th year in a row
- **Growing national presence**, 24% of loan growth from expansion markets since 2018

Syndication lead position growth[2]



32%
210
278
2018
2021

15

See pages 32-33 for notes and important information on Non-GAAP Financial Measures, including "Underlying" results. "Underlying" results exclude the impact of notable items described on page 31.

Business highlights

Enterprise

Shifting to offense, positioned for growth, delivering for stakeholders

- Achieved TOP 6 pre-tax run-rate benefit of ~$425 million
- Announced HSBC branch and Investors acquisitions giving us a Top 10 deposit position in the New York City Metro market
- Deployed ~2,500 colleagues to our new modern agile operating model
- Continued progress in attracting and retaining top talent across the organization
- Advanced our ESG efforts and improved risk rating from Sustainalytics
- Continued to carefully navigate COVID-19, prioritizing colleague health and well-being; hosted vaccination clinic at the Johnston, RI campus

Consumer

Delivering across all three strategic pillars (digitization, national expansion, deepening)

- Restored HELOC growth in 2H21 for the first time in over a decade; released Citizens Fastline, streamlining digital HELOC originations; #1 nationally in HELOC originations[2]
- Made enhancements to the CheckUp experience to improve Wealth penetration; record Wealth up 17% vs. 2020
- Launched Citizens Pay™ and announced ~30 new partnerships, including Microsoft Store
- National digital storefront launched bringing together Citizens Access®, mortgage, and student loan refi, the first major milestone of going to market with an integrated, digital-led value proposition

Commercial

Strong execution on strategy to deliver long-term value as the trusted advisor for our clients

- Enhanced coverage model while allocating capital with discipline; record originations in 2021
- Strengthened product capabilities to grow fees YoY, up 61%, with record Capital Markets, up 107% and record number of M&A transactions completed
- Delivered new Treasury Solutions capabilities, including an integrated payables solution and receivables automation platform; enhanced the AccessESCROW portal
- Advanced our strategy with acquisitions of Willamette and JMP Group, and announced DH Capital, expanding product capabilities and geographic reach

EUROMONEY AWARDS FOR EXCELLENCE 2021 US BEST BANK

EuroMoney Awards for Excellence

The 2021 Best U.S. Bank

Customer satisfaction and loyalty

Improving Reputation*

- Pulse score up 3 points

Rising Consumer Net Promoter Scores*

- Digital up 20 points
- Relationship up 10 points

High Commercial customer satisfaction

- Barlow Research Overall Satisfaction Top-2 Box score 93%[1]

*Year-over-year improvement

Increasing digital engagement

12.6 million digital check deposits, **up 9%**, 31% of total deposits

1.66 million mobile active users, **up 15%**

10.2 million P2P Zelle transactions, **up 38%**

311 thousand digital booked sales, **up 45%**

Note: Digital Metrics are full year 2021 within regional footprint

16

See pages 32-33 for notes and important information on Non-GAAP Financial Measures, including "Underlying" results. "Underlying" results exclude the impact of notable items described on page 31.

TOP programs drive improving financial performance

Transforming how we operate and deliver for customers and colleagues

TOP program benefits

$s in millions



~$200
~$140
~$115
~$115
~$105
~$425
~$100
2014 TOP 1
2015 TOP 2
2016 TOP 3
2017 TOP 4
2018 TOP 5
'19-'21 TOP 6
2022 TOP 7
Revenue
Efficiencies and tax

TOP 6 achieved target pre-tax run-rate benefit of ~$425 million as of YE2021

Launched new TOP 7 program

Enterprise and business initiatives

- Mature agile delivery model and strengthen end-to-end customer journeys and platforms
- Further simplify organizational structure
- Optimize procurement/vendor costs
- Further optimize branch network
- Continue multi-year journey of digital transformation across Consumer and Commercial

Technology initiatives

- Accelerate adoption of robotics, machine learning and AI
- Continue journey to Cloud and application rationalization

TOP 7 is targeting ~$100MM pre-tax run-rate benefit by YE2022

17

Citizens Corporate Responsibility - 2021 summary

Environmental

- **Adopted targets to reduce our Scope 1 and 2 GHG emissions** 30% by 2025 and 50% by 2035, based on our 2016 baseline. These reductions align with the recommendations of the Paris Agreement, which aims to limit average global temperature increase to well-below 2° celsius compared to pre-industrial levels
- **~$429MM invested** in renewable energy projects as at 12/31/21
- **Launched Green Deposits Program** allowing corporate clients to direct their cash reserves toward companies and projects that are expected to create a positive environmental impact; **~$107MM deposits as at 12/31/21**

Social

- **Continued progress on our $10MM social equity commitment and our $500MM commitment to providing access to capital in minority communities:**
  - **On track to provide $1.46B in financing** to help low-to-moderate income borrowers gain access to much needed capital
  - Contributed $250K to social equity organizations and $250K to local LISC centers for digital inclusion programs
  - Partnered with Goalsetter on *One Stock, One Future* program, gifting stock to Black and Brown teens to learn about investments
- **Creating exceptional experience through DE&I:**
  - Launched internal diversity scorecards to increase transparency and accountability
  - Implemented compulsory inclusion training for all colleagues
  - Initiated diverse hiring commitment for Senior Leader roles
- **Colleagues volunteered 154,000+ hours**

Governance

- **Aligned annual corporate responsibility** reporting to GRI and SASB frameworks
- **Refreshed Board and increased ethnic diversity** with February 2021 appointments
- **Announced that two new directors**, Kevin Cummings and Michele Siekerka, are expected to join the Board upon closing of the Investors Bancorp, Inc. acquisition

DISABILITY EQUALITY INDEX — Best Place To Work For Disability Inclusion

Forbes's list of America's Best Employers for Diversity

Military Friendly Employer 2021

Adoption-Friendly Workplace Dave Thomas Foundation for Adoption™

Human Rights Campaign Foundation — BEST PLACES TO WORK 2021 for LGBTQ Equality — 100% CORPORATE EQUALITY INDEX

18

FY2022 Outlook - Standalone

	2021 Underlying[1]	2022 Underlying outlook - CFG standalone*
Net interest income	$4,512 million	Up 3-5%; up high single digits ex PPP
Balance sheet	$123.6B average loans $166.5B average interest-earning assets	Mid single digit average loan growth; up high single digits ex PPP Average interest-earning assets up slightly
Noninterest income	$2,135 million	Up 4-7% given strength in Capital Markets and Wealth, offsetting decline in mortgage fees
Noninterest expense, tax rate	$3,976 million 22.2% tax rate	Up 5-6%; less than 3% excluding impact from Commercial fee-based acquisitions in 2H21 ~22% tax rate
Credit	26 bps NCO ratio; 1.51% ending ACL ratio	Net charge-offs broadly stable/down slightly; expect provision expense less than net charge-offs
Capital	9.9% CET1 ratio[2]	Expect to maintain CET1 ratio within 9.75-10.0% targeted range

Impacts from pending acquisitions of HSBC** and ISBC

- EPS accretion expected of ~5% in FY2022***
- Expect full-year 2022 pro forma impact on PPNR of ~$475 million
- FY2022 operating leverage projected at ~2% with deal benefits offsetting PPP impacts; ~5% ex PPP

Key 2022 economic and rate assumptions

- Full-year GDP growth of ~4%
- 25 bps Fed rate hikes implied in April, July and December 2022
- Forward curve as of January 5, 2022 with 10-year Treasury rate ~1.90% by YE 2022

*CFG standalone includes recently closed acquisitions of Willamette Management Associates and JMP Group; excludes pending acquisitions of DH Capital, HSBC's East Coast Branches and Online deposits and Investors Bancorp

**HSBC East Coast Branches and Online Deposits

***Based on estimated impact on FY22 consensus at deal announcement (July 27, 2021)

See pages 32-33 for notes and important information on Non-GAAP Financial Measures, including "Underlying" results. "Underlying" results exclude the impact of notable items described on page 31.

19

1Q22 outlook vs. 4Q21 - Standalone

	4Q21 Underlying[1]	1Q22 Underlying outlook - CFG standalone*
Net interest income	$1,126 million	Down ~1% reflecting ~$18 million impact from lower day count and ~$20 million less PPP benefit, partially offset by the benefit of loan growth; stable including impact from the HSBC acquisition
Balance sheet	$125.2B average loans; $168.0B average interest-earning assets	Average loans up 2-3%; average interest-earning assets broadly stable
Noninterest income	$594 million	Down 8-12% reflecting decline in capital markets fees from record levels, and seasonal impacts
Noninterest expense	$1,010 million	Up ~6% given seasonal compensation impacts and full quarter impact of JMP Group acquisition
Credit	14 bps NCO ratio; 1.51% ending ACL ratio	Net charge-offs broadly stable; provision less than net charge-offs
Capital	9.9% CET1 ratio[2]	~9.75% CET1 ratio including impact from the HSBC acquisition

Pending acquisition of HSBC**

- 4Q21 spot loan and deposit balances of ~$1.7 billion and ~$7.8 billion, respectively
- On track to close-and-convert February 18, 2022

*CFG standalone includes recently closed acquisitions of Willamette Management Associates and JMP Group; excludes pending acquisitions of DH Capital, HSBC's East Coast Branches and Online deposits and Investors Bancorp
**HSBC East Coast Branches and Online Deposits

20

See pages 32-33 for notes and important information on Non-GAAP Financial Measures, including "Underlying" results. "Underlying" results exclude the impact of notable items described on page 31.

Citizens positioned for superior growth

Entering 2022 with strong momentum

1 **Transformed bank since IPO**
- Repositioned Consumer and Commercial Banking businesses, with focus on attractive customer segments and sustainable growth
- Significantly modernized and strengthened technology capabilities; digital first approach/business model

2 **Strong franchise, in attractive markets with diversified business model**
- Recent acquisitions provide strong growth prospects around NYC Metro opportunity and serving industry growth sectors in Commercial
- Organic initiatives based on innovation, natural opportunities

3 **Successfully executing on our key strategic priorities**
- Building a leading digital-first Consumer bank with differentiated capabilities, expanding nationally and deepening relationships
- In Commercial, strengthening corporate finance and M&A advisory coverage with deep industry expertise across key verticals; enhancing capabilities in Treasury Solutions and Global Markets to deepen relationships

4 **Intense focus on expense discipline and efficiency initiatives**
- TOP 6 achieved total target pre-tax run-rate benefit of ~$425 million as of YE2021
- TOP 7 targeting ~$100 million pre-tax run-rate benefit by YE2022

5 **Strong and proven Board and leadership team: track record of execution**

6 **Citizens remains well capitalized and maintains ample liquidity**
- Transformed the balance sheet; significantly improved deposit base

21

Appendix

Acquisition timeline

HSBC* integration

The HSBC integration is on target for closure February 18, 2022; completed two dress rehearsals with the final dress rehearsal in mid-January



3Q 2021
4Q 2021
1Q 2022
2Q 2022 - 1Q 2023
Jul
Aug
Sep
Oct
Nov
Dec
Jan
Feb
Mar
2Q22
3Q22
4Q22
1Q23
Conversion Development and Preparation
Regulatory Approval Received
Dress Rehearsal #1
Dress Rehearsal #2
Dress Rehearsal #3
Target Transaction Close and Conversion Complete

Investors integration

Planning is complete for an early 2Q22 close with activities underway to meet this target pending regulatory approval. Post close conversion planning is in process



3Q 2021
4Q 2021
1Q 2022
2Q 2022 - 1Q 2023
Jul
Aug
Sep
Oct
Nov
Dec
Jan
Feb
Mar
2Q22
3Q22
4Q22
1Q23
Mobilization and Planning
Phased Tech / Ops Integration
Deal Announced
Target close subject to regulatory approval

Legend: Completed milestone In process / not started

*HSBC East Coast Branches and Online Deposits

23

FY2022 Underlying expense outlook[1]

Noninterest expense 2020-2021



$s in millions
$3,866
~$(180)
Branch actions
E2E digitization
Organization simplification
Tech optimization
Vendor efficiencies
~$95
Engineering/Cyber/ Digital
Wealth
National expansion
Point-of-sale
Commercial expansion
~$55
~$118
Mortgage
Operations
Contact centers
Marketing
~$22
$3,976
2020
TOP/ Transformation
Strategic Investments
Compensation/ Other
Volume-driven expenses
Acquisitions
2021

Noninterest expense outlook 2021-2022



$s in millions
$3,976
~$(140)-$(150)
Branch actions
E2E digitization
Organization simplification
Tech optimization
Vendor efficiencies
~$120-$130
Engineering/Cyber/ Digital
Wealth
National expansion
Point-of-sale
Commercial expansion
~$95-$110
~$20-$30
Operations
Contact centers
Digital transactions
~$130-$140
JMP Group
Willamette Management Associates
~$4.2 billion
2021
TOP/ Other efficiencies
Strategic Investments
Compensation/ Other
Volume-driven expenses
Acquisitions
2022*

*Includes recently closed acquisitions of Willamette Management Associates and JMP Group; excludes pending acquisitions of DH Capital, HSBC's East Coast Branches and Online deposits and Investors Bancorp

24

See pages 32-33 for notes and important information on Non-GAAP Financial Measures, including "Underlying" results. "Underlying" results exclude the impact of notable items described on page 31.

Allocation of allowance for credit losses by product type

$s in millions	September 30, 2021 Loans and Leases	Allowance	Coverage	Coverage (ex-PPP)[3]	December 31, 2021 Loans and Leases	Allowance	Coverage	Coverage (ex-PPP)[3]
Allowance for Loans and Lease Losses								
Commercial and industrial[1]	$41,854	$592	1.41 %	1.48 %	$44,500	$555	1.25 %	1.27 %
Commercial real estate	14,508	212	1.46		14,264	220	1.54	
Leases	1,593	63	3.92		1,586	46	2.92	
Total commercial	57,955	867	1.50	1.55	60,350	821	1.36	1.38
Residential mortgages	21,513	141	0.65		22,822	144	0.63	
Home equity	11,889	92	0.78		12,015	82	0.69	
Automobile	13,492	165	1.22		14,549	154	1.05	
Education	13,000	332	2.56		12,997	308	2.37	
Other retail	5,469	258	4.72		5,430	249	4.59	
Total retail loans	65,363	988	1.51		67,813	937	1.38	
Total loans and leases	$123,318	$1,855	1.50 %	1.53 %	$128,163	$1,758	1.37 %	1.38 %
Allowance for Unfunded Lending Commitments[2]*								
Commercial[1]		$130	1.72 %	1.78 %		$153	1.61 %	1.63 %
Retail		19	1.54			23	1.42	
Total allowance for unfunded lending commitments		$149				$176		
Allowance for credit losses[2]	$123,318	$2,004	1.63 %	1.65 %	$128,163	$1,934	1.51 %	1.52 %

Coverage ex-PPP calculated to exclude PPP loans which are fully guaranteed and included in the commercial and industrial category. PPP loan balances were $1,903 million and $787 million as of September 30, 2021 and December 31, 2021, respectively.

*Coverage ratios reflect total allowance for credit losses for the respective portfolio.

See pages 32-33 for notes and important information on Non-GAAP Financial Measures, including "Underlying" results. "Underlying" results exclude the impact of notable items described on page 31.

25

Reiterating medium-term financial targets[1]

Medium-term financial targets

ROTCE	~14-16%
CET1	~9.75-10.00%
Dividend payout ratio	~35-40%
Efficiency Ratio	~55%

Key economic assumptions

- Real GDP growth of ~4% for 2022; trending toward ~3% annually over the medium term
- Unemployment rate of ~3.5% by YE2022; stable from there over the medium term
- 25 bps Fed rate hikes implied in April, July and December 2022; further rate hikes expected over 2023

Expectation is to raise the return target once the range is achieved

See pages 32-33 for notes and important information on Non-GAAP Financial Measures, including "Underlying" results. "Underlying" results exclude the impact of notable items described on page 31.

26

Underlying FY2021 performance vs. guidance[1]

Results reflect good fee, expense and credit performance in a tough environment for loan growth and rates

	Underlying FY2021 Guidance	Underlying FY2021 Results excluding Acquisitions	
Net interest income, NIM	■ Net interest income down slightly vs. FY20 ■ High single digit decrease in FY NIM	■ Net interest income down 1.6% ■ NIM declined 17 bps to 2.72%	✗ ✗
Balance sheet	■ Mid/high single digit spot loan growth with acceleration in 2H; ~2% average loan growth vs. FY20 ■ Average interest-earning assets up ~1.5%-2.0%	■ 4.1% spot loan growth ■ 0.8% lower average loan growth ■ 4.5% interest-earning asset growth	✗ ✗ ✓
Noninterest income	■ Down high single digits from record FY20 reflecting lower mortgage banking fees given decline in gain-on-sale margins	■ Noninterest income down 9.2%[1]	✓
Noninterest expense, tax rate	■ ~1.5-2% increase reflecting TOP benefits, partially offset by higher mortgage volume-related expenses and reinvestment in strategic initiatives ■ Tax rate of ~21%	■ 2.3% expense growth[1] ■ 22.2 tax rate[1]	✓ ✗
Credit	■ Net charge-offs of ~50-65 bps; expect meaningful reserve release	■ Net charge-offs of 26 bps ■ ACL ratio declined 66 bps to 1.51%	✓ ✓
Capital	■ Expect to maintain CET1 ratio in the 9.75-10.0% range	■ 9.9% CET1 ratio[2]	✓
Key economic assumptions	■ YE2021: fed funds rate unchanged at 0.0-0.25% ■ Ending 10-year Treasury rate of ~1.25%-1.50% range ■ Full-year GDP growth in the ~4.5-5% range	■ YE2021: fed funds rate unchanged at 0.0-0.25% ■ Ending 10-year Treasury rate of 1.51% ■ Full-year GDP growth of 4.9% at 3Q	✓ ✓ ✓

See pages 32-33 for notes and important information on Non-GAAP Financial Measures, including "Underlying" results. "Underlying" results exclude the impact of notable items described on page 31.

27

28 Net income available to common shareholders and EPS $s in millions, except per share data é6%$671 $710 3Q21 4Q21 Linked-quarter Underlying results(1) Return on average total tangible assets Return on average tangible common equity Average loans $s in billions Average deposits $s in billions é2% $3.5 2 $3.5 6 é3% $122.6 $125.2 3Q21 4Q21 $151.9 $153.0 3Q21 4Q21 1.21% 1.25% 3Q21 4Q21 14.2% 14.6% 3Q21 4Q21 $520 $537 $1.22 $1.26 3Q21 4Q21 é3% Pre-provision profit $s in millions See pages 32-33 for notes and important information on Non-GAAP Financial Measures, including “Underlying” results. “Underlying” results exclude the impact of notable items described on page 31. é44 bps é4 bps é1%

29 $737 $710 4Q20 4Q21 Year-over-year Underlying results(1) Return on average total tangible assets ê4% Average loans $s in billions é1% Net income available to common shareholders and EPS $s in millions, except per share data Return on average tangible common equity Average deposits $s in billions $3.5 2 é15 bps $3.5 6 $123.5 $125.2 4Q20 4Q21 $145.3 $153.0 4Q20 4Q21 1.10% 1.25% 4Q20 4Q21 12.9% 14.6% 4Q20 4Q21 é5% Pre-provision profit $s in millions é172 bps $448 $537 $1.04 $1.26 4Q20 4Q21 See pages 32-33 for notes and important information on Non-GAAP Financial Measures, including “Underlying” results. “Underlying” results exclude the impact of notable items described on page 31. é21% é20%

30 $3,039 $2,671 2020 2021 Full Year Underlying results(1) Return on average total tangible assets ê12% Average loans $s in billions ê1% Net income available to common shareholders and EPS $s in millions, except per share data Return on average tangible common equity Average deposits $s in billions $3.5 2 é67 bps $3.5 6 $124.5 $123.6 2020 2021 $138.7 $150.5 2020 2021 0.67% 1.34% 2020 2021 7.5% 16.0% 2020 2021 é8% Pre-provision profit $s in millions é845 bps $1,033 $2,284 $2.41 $5.34 2020 2021 See pages 32-33 for notes and important information on Non-GAAP Financial Measures, including “Underlying” results. “Underlying” results exclude the impact of notable items described on page 31. é122% é121%

Notable Items[1]

Quarterly results for 2021 and 2020 reflect notable items primarily related to TOP transformational and revenue and efficiency initiatives as well as integration costs associated with pending and closed acquisitions, primarily HSBC East Coast branches and online deposits, Investors Bancorp, Inc. and JMP Group LLC. Third quarter 2021 also includes a pension settlement charge recorded in other operating expense and a compensation-related tax credit. These notable items have been excluded from reported results to better reflect Underlying operating results.

Notable items - integration costs $s in millions	4Q21		3Q21		4Q20		FY 2021		FY 2020	
	Pre-tax	After-tax	Pre-tax	After-tax	Pre-tax	After-tax	Pre-tax	After-tax	Pre-tax	After-tax
Noninterest income	$ —	$ —	$ —	$ —	$ —	$ —	$ —	$ —	$ —	$ —
Salaries & benefits	$ (3)	$ (2)	$ —	$ —	$ —	$ —	$ (3)	$ (2)	$ —	$ —
Equipment and software	(1)	(1)	—	—	—	—	(1)	(1)	(2)	(2)
Outside services	(22)	(17)	(4)	(3)	(2)	(2)	(28)	(21)	(8)	(6)
Occupancy	—	—	—	—	—	—	—	—	—	—
Other expense	(3)	(2)	—	—	—	—	(3)	(2)	—	—
Noninterest expense	$ (29)	$ (22)	$ (4)	$ (3)	$ (2)	$ (2)	$ (35)	$ (26)	$ (10)	$ (8)
Total Integration Costs	$ (29)	$ (22)	$ (4)	$ (3)	$ (2)	$ (2)	$ (35)	$ (26)	$ (10)	$ (8)

Other notable items - primarily tax and TOP $s in millions, except per share data	4Q21		3Q21		4Q20		FY 2021		FY 2020	
	Pre-tax	After-tax	Pre-tax	After-tax	Pre-tax	After-tax	Pre-tax	After-tax	Pre-tax	After-tax
Tax notable items	$ —	$ —	$ —	$ —	$ —	$ 7	$ —	$ —	$ —	$ 11
Other notable items- TOP & other actions										
Salaries & benefits	$ (2)	$ (2)	$ 13	$ 9	$ (18)	$ (14)	$ 11	$ 8	$ (45)	$ (34)
Equipment and software	(1)	(1)	(7)	(5)	(1)	—	(16)	(12)	(1)	—
Outside services	(15)	(11)	(8)	(6)	(15)	(11)	(32)	(24)	(55)	(42)
Occupancy	(5)	(4)	(1)	—	(6)	(4)	(18)	(13)	(14)	(10)
Other expense	1	1	(16)	(11)	—	—	(15)	(11)	—	—
Noninterest expense	$ (22)	$ (17)	$ (19)	$ (13)	$ (40)	$ (29)	$ (70)	$ (52)	$ (115)	$ (86)
Total Other Notable Items	$ (22)	$ (17)	$ (19)	$ (13)	$ (40)	$ (22)	$ (70)	$ (52)	$ (115)	$ (75)
Total Notable Items	$ (51)	$ (39)	$ (23)	$ (16)	$ (42)	$ (24)	$ (105)	$ (78)	$ (125)	$ (83)
EPS Impact		$ (0.09)		$ (0.04)		$ (0.05)		$ (0.18)		$ (0.19)

See pages 32-33 for notes and important information on Non-GAAP Financial Measures, including "Underlying" results. "Underlying" results exclude the impact of notable items described above.

31

32 Notes on Non-GAAP Financial Measures See important information on Non-GAAP Financial Measures, as applicable, at the beginning and end of this presentation for an explanation of our use of these metrics and non-GAAP financial measures and their reconciliations to GAAP financial measures. "Underlying" and "excluding acquisitions" results exclude notable items and/or the impact of the acquisitions closed in this reporting period. Where there is a reference to Underlying results in a paragraph or table, all measures that follow these references are on the same basis, when applicable. Allowance coverage ratios for loans and leases includes the allowance for funded loans and leases in the numerator and funded loans and leases in the denominator. Allowance coverage ratios for credit losses includes the allowance for funded loans and leases and allowance for unfunded lending commitments in the numerator and funded loans and leases in the denominator. Coverage ex-PPP calculated to exclude PPP loans which are fully guaranteed and included in the commercial and industrial category. PPP loan balances were $1,903 million and $787 million as of September 30, 2021 and December 31, 2021, respectively. See slide 25 for more details on the calculations. General Notes a. References to net interest margin are on a fully taxable equivalent ("FTE") basis. b. Throughout this presentation, references to consolidated and/or commercial loans and loan growth include leases. Loans held for sale are also referred to as LHFS. c. Select totals may not sum due to rounding. d. Based on Basel III standardized approach. Capital Ratios are preliminary. e. Throughout this presentation, reference to balance sheet items are on an average basis and loans exclude held for sale unless otherwise noted. f. NIM excluding elevated cash adjusts interest-earning assets to exclude the impact of cash above targeted operating levels. Notes Notes on slide 3 - 4Q21 and Full Year 2021 GAAP financial summary 1) See general note a). 2) Full-time equivalent employees. Notes on slide 4 - 4Q21 and Full Year 2021 Underlying financial summary 1) See note on non-GAAP financial measures. Notes on slide 5 - Overview 1) See note on non-GAAP financial measures. 2) See general note d). Notes on slide 7 - Noninterest income 1) See note on non-GAAP financial measures. 2) Includes bank-owned life insurance income and other miscellaneous income for all periods presented. Notes on slide 8 - Noninterest expense 1) See above note on non-GAAP financial measures. Notes on slide 9 - Loans and leases 1) See note non-GAAP financial measures. 2) See general note c). Notes on slide 10 - Average funding and cost of funds 1) See general note e). 2) Represents period-end deposits. Notes on slide 11 - Credit quality 1) Loans fully or partially guaranteed by the FHA, VA and USDA are classified as accruing. 2) Allowance for credit losses to nonperforming loans and leases. Notes on slide 12 - Capital remains strong 1) See general note d). 2) For regulatory capital purposes, in connection with the Federal Reserve’s final interim rule as of April 3, 2020, 100% of the $451 million Day-1 CECL impact recorded as of January 1, 2020 will be deferred over a two-year period ending January 1, 2022, at which time it will be phased in on a pro-rata basis over a three-year period ending January 1, 2025. Additionally, 25% of the cumulative reserve build of $923 million since January 1, 2020, or $231 million, will be phased in over the same time frame. 3) See general note c). Notes on slide 13 - Dramatically repositioned Consumer Banking, poised for sustained growth 1) References to the term “customers” refers to the # of households; data is as of period end. 2) Originator & servicer; Inside Mortgage Finance Publications, origination data for the nine months ended September 30, 2021; servicing share data as of 3Q21. 3) Source: Inside Mortgage Finance; based on nine months ended September 30, 2021. 4) Annual reports and quarterly earnings supplements across competitors. Federal Reserve total student loan debt reporting. 5) Digital Metrics are full year within regional footprint. 6) Represents period end balances.

33 Notes continued Notes on slide 15 - Commercial Banking - broadening capabilities and strengthening execution 1) Thomson Reuters LPC, Loan syndication league table ranking for the prior twelve months as of 4Q21 and full year 2021 based on deals for Overall U.S. Middle Market (defined as Borrower Revenues <$500 million and Deal Size <$500 million). 2) Lead left and Joint Lead Arranger Transactions. Notes on slide 16 - Business highlights 1) Barlow Associates Annual Voice of Client Survey for all Corporate Banking, 2021 Top-2 box score. 2) Source: Inside Mortgage Finance; based on nine months ended September 30, 2021. Notes on slide 19 - FY 2022 Outlook - Standalone 1) See note on non-GAAP financial measures. 2) See general note d). Notes on slide 20 - 1Q22 outlook vs. 4Q21 - Standalone 1) See note on non-GAAP financial measures. 2) See general note d). Notes on slide 24 - FY2022 Underlying expense outlook 1) See note on non-GAAP financial measures. Notes on slide 25 - Allocation of allowance for credit losses by product type 1) Coverage ratio includes total commercial allowance for unfunded lending commitments and total commercial allowance for loan and lease losses in the numerator and total commercial loans and leases in the denominator. 2) Coverage ratio includes total retail allowance for unfunded lending commitments and total retail allowance for loan losses in the numerator and total retail loans in the denominator. 3) See note on non-GAAP financial measures. Notes on slide 26 - Reiterating medium-term financial targets 1) See note on non-GAAP financial measures. Notes on slide 27 - Underlying FY2021 performance vs. guidance 1) See note on non-GAAP financial measures. 2) See general note d). Notes on slide 28 - Linked-quarter Underlying results 1) See note on non-GAAP financial measures. Notes on slide 29 - Year-over-year Underlying results 1) See note on non-GAAP financial measures. Notes on slide 30 - Full Year Underlying results 1) See note on non-GAAP financial measures. Notes on slide 31 - Notable Items 1) See note on non-GAAP financial measures.

Non-GAAP financial measures and reconciliations

$s in millions, except share, per share and ratio data

		QUARTERLY TRENDS							FULL YEAR			
					4Q21 Change						2021 Change	
		4Q21	3Q21	4Q20	3Q21		4Q20		2021	2020	2020	
					$	%	$	%			$	%
Total revenue, Underlying:												
Total revenue (GAAP)	A	$1,720	$1,659	$1,707	$61	4%	$13	1%	$6,647	$6,905	($258)	(4%)
Less: Notable items		–	–	–	–	–	–	–	–	–	–	–
Total revenue, Underlying (non-GAAP)	B	$1,720	$1,659	$1,707	$61	4%	$13	1%	$6,647	$6,905	($258)	(4%)
Noninterest expense, Underlying:												
Noninterest expense (GAAP)	C	$1,061	$1,011	$1,012	$50	5%	$49	5%	$4,081	$3,991	$90	2%
Less: Notable items		51	23	42	28	122	9	21	105	125	(20)	(16)
Noninterest expense, Underlying (non-GAAP)	D	$1,010	$988	$970	$22	2%	$40	4%	$3,976	$3,866	$110	3%
Pre-provision profit:												
Total revenue (GAAP)	A	$1,720	$1,659	$1,707	$61	4%	$13	1%	$6,647	$6,905	($258)	(4%)
Less: Noninterest expense (GAAP)	C	1,061	1,011	1,012	50	5	49	5	4,081	3,991	90	2
Pre-provision profit (GAAP)		$659	$648	$695	$11	2%	($36)	(5%)	$2,566	$2,914	($348)	(12%)
Pre-provision profit, Underlying:												
Total revenue, Underlying (non-GAAP)	B	$1,720	$1,659	$1,707	$61	4%	$13	1%	$6,647	$6,905	($258)	(4%)
Less: Noninterest expense, Underlying (non-GAAP)	D	1,010	988	970	22	2	40	4	3,976	3,866	110	3
Pre-provision profit, Underlying (non-GAAP)		$710	$671	$737	$39	6%	($27)	(4%)	$2,671	$3,039	($368)	(12%)
Income before income tax expense, Underlying:												
Income before income tax expense (GAAP)	E	$684	$681	$571	$3	–%	$113	20%	$2,977	$1,298	$1,679	129%
Less: Expense before income tax benefit related to notable items		(51)	(23)	(42)	(28)	(122)	(9)	(21)	(105)	(125)	20	16
Income before income tax expense, Underlying (non-GAAP)	F	$735	$704	$613	$31	4%	$122	20%	$3,082	$1,423	$1,659	117%
Income tax expense, Underlying:												
Income tax expense (GAAP)	G	$154	$151	$115	$3	2%	$39	34%	$658	$241	$417	173%
Less: Income tax benefit related to notable items		(12)	(7)	(18)	(5)	(71)	6	33	(27)	(42)	15	36
Income tax expense, Underlying (non-GAAP)	H	$166	$158	$133	$8	5%	$33	25%	$685	$283	$402	142%
Net income, Underlying:												
Net income (GAAP)	I	$530	$530	$456	$–	–%	$74	16%	$2,319	$1,057	$1,262	119%
Add: Notable items, net of income tax benefit		39	16	24	23	144	15	63	78	83	(5)	(6)
Net income, Underlying (non-GAAP)	J	$569	$546	$480	$23	4%	$89	19%	$2,397	$1,140	$1,257	110%
Net income available to common stockholders, Underlying:												
Net income available to common stockholders (GAAP)	K	$498	$504	$424	($6)	(1%)	$74	17%	$2,206	$950	$1,256	132%
Add: Notable items, net of income tax benefit		39	16	24	23	144	15	63	78	83	(5)	(6)
Net income available to common stockholders, Underlying (non-GAAP)	L	$537	$520	$448	$17	3%	$89	20%	$2,284	$1,033	$1,251	121%

34

Non-GAAP financial measures and reconciliations

$s in millions, except share, per share and ratio data

		QUARTERLY TRENDS							FULL YEAR			
					4Q21 Change						2021 Change	
					3Q21		4Q20				2020	
		4Q21	3Q21	4Q20	$/bps	%	$/bps	%	2021	2020	$/bps	%
Operating leverage:												
Total revenue (GAAP)	A	$1,720	$1,659	$1,707	$61	3.58%	$13	0.68%	$6,647	$6,905	($258)	(3.74%)
Less: Noninterest expense (GAAP)	C	1,061	1,011	1,012	50	4.88	49	4.76	4,081	3,991	90	2.25
Operating leverage						(1.30%)		(4.08%)				(5.99%)
Operating leverage, Underlying:												
Total revenue, Underlying (non-GAAP)	B	$1,720	$1,659	$1,707	$61	3.58%	$13	0.68%	$6,647	$6,905	($258)	(3.74%)
Less: Noninterest expense, Underlying (non-GAAP)	D	1,010	988	970	22	2.12	40	4.01	3,976	3,866	110	2.85
Operating leverage, Underlying (non-GAAP)						1.46%		(3.33%)				(6.59%)
Efficiency ratio and efficiency ratio, Underlying:												
Efficiency ratio	C/A	61.68 %	60.92%	59.28 %	76 bps		240 bps		61.40 %	57.80 %	360 bps	
Efficiency ratio, Underlying (non-GAAP)	D/B	58.71	59.55	56.83	(84) bps		188 bps		59.82	55.99	383 bps	
Underlying:												
Effective income tax rate	G/E	22.40%	22.35%	20.16 %	5 bps		224 bps		22.10 %	18.54 %	356 bps	
Effective income tax rate, Underlying (non-GAAP)	H/F	22.61	22.45	21.70	16 bps		91 bps		22.21	19.92	229 bps	
Return on average common equity and return on average common equity, Underlying:												
Average common equity (GAAP)	M	$21,320	$21,326	$20,547	($6)	—%	$773	4%	$21,025	$20,438	$587	3%
Return on average common equity	K/M	9.26 %	9.39%	8.20 %	(13) bps		106 bps		10.49 %	4.65 %	584 bps	
Return on average common equity, Underlying (non-GAAP)	L/M	9.97	9.70	8.66	27 bps		131 bps		10.86	5.05	581 bps	
Return on average tangible common equity and return on average tangible common equity, Underlying:												
Average common equity (GAAP)	M	$21,320	$21,326	$20,547	($6)	—%	$773	4%	$21,025	$20,438	$587	3%
Less: Average goodwill (GAAP)		7,092	7,055	7,050	37	1	42	1	7,062	7,049	13	—
Less: Average other intangibles (GAAP)		56	52	60	4	8	(4)	(7)	54	64	(10)	(16)
Add: Average deferred tax liabilities related to goodwill (GAAP)		383	383	377	—	—	6	2	381	376	5	1
Average tangible common equity	N	$14,555	$14,602	$13,814	($47)	—%	$741	5%	$14,290	$13,701	$589	4%
Return on average tangible common equity	K/N	13.57 %	13.71%	12.20 %	(14) bps		137 bps		15.44 %	6.93 %	851 bps	
Return on average tangible common equity, Underlying (non-GAAP)	L/N	14.61	14.17	12.89	44 bps		172 bps		15.98	7.53	845 bps	
Underlying:												
Average total assets (GAAP)	O	$187,228	$186,108	$181,061	$1,120	1%	$6,167	3%	$185,106	$176,442	$8,664	5%
Return on average total assets	I/O	1.12 %	1.13%	1.00 %	(1) bps		12 bps		1.25 %	0.60 %	65 bps	
Return on average total assets, Underlying (non-GAAP)	J/O	1.20	1.16	1.05	4 bps		15 bps		1.30	0.65	65 bps	

35

Non-GAAP financial measures and reconciliations

$s in millions, except share, per share and ratio data

		QUARTERLY TRENDS							FULL YEAR			
					4Q21 Change						2021 Change	
		4Q21	3Q21	4Q20	3Q21		4Q20		2021	2020	2020	
					$/bps	%	$/bps	%			$/bps	%
Return on average total tangible assets and return on average total tangible assets, Underlying:												
Average total assets (GAAP)	P	$187,228	$186,108	$181,061	$1,120	1%	$6,167	3%	$185,106	$176,442	$8,664	5%
Less: Average goodwill (GAAP)		7,092	7,055	7,050	37	1	42	1	7,062	7,049	13	—
Less: Average other intangibles (GAAP)		56	52	60	4	8	(4)	(7)	54	64	(10)	(16)
Add: Average deferred tax liabilities related to goodwill (GAAP)		383	383	377	—	—	6	2	381	376	5	1
Average tangible assets	Q	$180,463	$179,384	$174,328	$1,079	1%	$6,135	4%	$178,371	$169,705	$8,666	5%
Return on average total tangible assets	I/Q	1.17 %	1.17%	1.04 %	— bps		13 bps		1.30 %	0.62 %	68 bps	
Return on average total tangible assets, Underlying (non-GAAP)	J/Q	1.25	1.21	1.10	4 bps		15 bps		1.34	0.67	67 bps	
Tangible book value per common share:												
Common shares - at period-end (GAAP)	R	422,137,197	426,199,576	427,209,831	(4,062,379)	(1%)	(5,072,634)	(1%)	422,137,197	427,209,831	(5,072,634)	(1%)
Common stockholders' equity (GAAP)		$21,406	$21,409	$20,708	($3)	—	$698	3	$21,406	$20,708	$698	3
Less: Goodwill (GAAP)		7,116	7,065	7,050	51	1	66	1	7,116	7,050	66	1
Less: Other intangible assets (GAAP)		64	51	58	13	25	6	10	64	58	6	10
Add: Deferred tax liabilities related to goodwill (GAAP)		383	384	379	(1)	—	4	1	383	379	4	1
Tangible common equity	S	$14,609	$14,677	$13,979	($68)	—%	$630	5%	$14,609	$13,979	$630	5%
Tangible book value per common share	S/R	$34.61	$34.44	$32.72	$0.17	—%	$1.89	6%	$34.61	$32.72	$1.89	6%
Net income per average common share - basic and diluted and net income per average common share - basic and diluted, Underlying:												
Average common shares outstanding - basic (GAAP)	T	424,697,880	426,086,717	427,074,822	(1,388,837)	—%	(2,376,942)	(1%)	425,669,451	427,062,537	(1,393,086)	—%
Average common shares outstanding - diluted (GAAP)	U	426,868,106	427,840,964	428,881,252	(972,858)	—	(2,013,146)	—	427,435,818	428,157,780	(721,962)	—
Net income per average common share - basic (GAAP)	K/T	$1.17	$1.18	$0.99	($0.01)	(1)	$0.18	18	$5.18	$2.22	$2.96	133
Net income per average common share - diluted (GAAP)	K/U	1.17	1.18	0.99	(0.01)	(1)	0.18	18	5.16	2.22	2.94	132
Net income per average common share - basic, Underlying (non-GAAP)	L/T	1.26	1.22	1.05	0.04	3	0.21	20	5.37	2.42	2.95	122
Net income per average common share - diluted, Underlying (non-GAAP)	L/U	1.26	1.22	1.04	0.04	3	0.22	21	5.34	2.41	2.93	122

36

37 Non-GAAP financial measures and reconciliations QUARTERLY TRENDS 4Q21 Change 4Q21 3Q21 4Q20 3Q21 4Q20 $/bps % $/bps % Salaries and employee benefits, Underlying: Salaries and employee benefits (GAAP) $551 $509 $537 $42 8% $14 3% Less: Notable items 5 (13) 18 18 138 (13) (72) Salaries and employee benefits, Underlying (non-GAAP) $546 $522 $519 $24 5% $27 5% Equipment and software, Underlying: Equipment and software (GAAP) $146 $157 $141 ($11) (7%) $5 4% Less: Notable items 2 7 1 (5) (71) 1 100 Equipment and software, Underlying (non-GAAP) $144 $150 $140 ($6) (4%) $4 3% Outside services, Underlying: Outside services (GAAP) $175 $144 $148 $31 22% $27 18% Less: Notable items 37 12 17 25 208 20 118 Outside services, Underlying (non-GAAP) $138 $132 $131 $6 5% $7 5% Occupancy, Underlying: Occupancy (GAAP) $86 $77 $84 $9 12% $2 2% Less: Notable items 5 1 6 4 NM (1) (17) Occupancy, Underlying (non-GAAP) $81 $76 $78 $5 7% $3 4% Other operating expense, Underlying: Other operating expense (GAAP) $103 $124 $102 ($21) (17%) $1 1% Less: Notable items 2 16 — (14) (87) 2 100 Other operating expense, Underlying (non-GAAP) $101 $108 $102 ($7) (6%) ($1) (1%) $s in millions, except share, per share and ratio data

38 Non-GAAP financial measures and reconciliations $s in millions, except share, per share and ratio data QUARTERLY TRENDS 2Q21 1Q21 Total revenue, Underlying: Total revenue (GAAP) A $1,609 $1,659 Less: Notable items — — Total revenue, Underlying (non-GAAP) B $1,609 $1,659 Noninterest expense, Underlying: Noninterest expense (GAAP) C $991 $1,018 Less: Notable items 11 20 Noninterest expense, Underlying (non-GAAP) D $980 $998 Efficiency ratio and efficiency ratio, Underlying: Efficiency ratio C/A 61.63% 61.35% Efficiency ratio, Underlying (non-GAAP) D/B 60.92 60.19

Non-GAAP financial measures and reconciliations - excluding the impact of PPP loans

$s in millions

	QUARTERLY TRENDS						
				4Q21 Change			
	4Q21	3Q21	4Q20	3Q21		4Q20	
				$/bps	%	$/bps	%
Total loans, excluding the impact of PPP loans:							
Total loans (GAAP)	$128,163	$123,318	$123,090	$4,845	4%	$5,073	4%
Less: PPP loans	787	1,903	4,155	(1,116)	(59)	(3,368)	(81)
Total loans, excluding the impact of PPP loans (non-GAAP)	$127,376	$121,415	$118,935	$5,961	5%	$8,441	7%
Total commercial loans, excluding the impact of PPP loans:							
Total commercial loans (GAAP)	$60,350	$57,955	$60,793	$2,395	4%	($443)	(1%)
Less: PPP loans	787	1,903	4,155	(1,116)	(59)	(3,368)	(81)
Total commercial loans, excluding the impact of PPP loans (non-GAAP)	$59,563	$56,052	$56,638	$3,511	6%	$2,925	5%
Average loans, excluding the impact of PPP loans:							
Average loans (GAAP)	$125,209	$122,641	$123,461	$2,568	2%	$1,748	1%
Less: PPP loans	1,317	2,770	4,540	(1,453)	(52)	(3,223)	(71)
Average loans, excluding the impact of PPP loans (non-GAAP)	$123,892	$119,871	$118,921	$4,021	3%	$4,971	4%
Average commercial loans, excluding the impact of PPP loans:							
Average commercial loans (GAAP)	$58,900	$58,681	$61,515	$219	—%	($2,615)	(4%)
Less: PPP loans	1,317	2,770	4,540	(1,453)	(52)	(3,223)	(71)
Average commercial loans, excluding the impact of PPP loans (non-GAAP)	$57,583	$55,911	$56,975	$1,672	3%	$608	1%

39

Non-GAAP financial measures and reconciliations - Underlying excluding Acquisitions

$s in millions, except ratio data

		QUARTERLY TRENDS							FULL YEAR			
					4Q21 Change						2021 Change	
		4Q21	3Q21	4Q20	3Q21		4Q20		2021	2020	2020	
					$/bps	%	$/bps	%			$/bps	%
Noninterest income, Underlying excluding Acquisitions:												
Noninterest income (GAAP)		$594	$514	$578	$80	16%	$16	3%	$2,135	$2,319	($184)	(8%)
Less: Acquisitions impact		29	1	—	28	NM	29	100	30	—	30	100
Noninterest income, Underlying excluding Acquisitions (non-GAAP)		$565	$513	$578	$52	10%	($13)	(2%)	$2,105	$2,319	($214)	(9%)
Total revenue, Underlying excluding Acquisitions:												
Total revenue (GAAP)	A	$1,720	$1,659	$1,707	$61	4%	$13	1%	$6,647	$6,905	($258)	(4%)
Less: Acquisitions impact		29	1	—	28	NM	29	100	30	—	30	100
Total revenue, Underlying excluding Acquisitions (non-GAAP)	B	$1,691	$1,658	$1,707	$33	2%	($16)	(1%)	$6,617	$6,905	($288)	(4%)
Noninterest expense, Underlying excluding Acquisitions:												
Noninterest expense (GAAP)	C	$1,061	$1,011	$1,012	$50	5%	$49	5%	$4,081	$3,991	$90	2%
Less: Notable items		51	23	42	28	122	9	21	105	125	(20)	(16)
Less: Acquisitions impact		21	1	—	20	NM	21	100	22	—	22	100
Noninterest expense, Underlying excluding Acquisitions (non-GAAP)	D	$989	$987	$970	$2	–%	$19	2%	$3,954	$3,866	$88	2%
Income before income tax expense, Underlying excluding Acquisitions:												
Income before income tax expense (GAAP)	E	$684	$681	$571	$3	–%	$113	20%	$2,977	$1,298	$1,679	129%
Less: Expense before income tax benefit related to notable items		(51)	(23)	(42)	(28)	(122)	(9)	(21)	(105)	(125)	20	16
Less: Net of income and expense before income tax benefit related to Acquisitions impact		8	—	—	8	NM	8	100	8	—	8	100
Income before income tax expense, Underlying excluding Acquisitions (non-GAAP)	F	$727	$704	$613	$23	3%	$114	19%	$3,074	$1,423	$1,651	116%
Income tax expense, Underlying excluding Acquisitions:												
Income tax expense (GAAP)	G	$154	$151	$115	$3	2%	$39	34%	$658	$241	$417	173%
Less: Income tax benefit related to notable items		(12)	(7)	(18)	(5)	(71)	6	33	(27)	(42)	15	36
Less: Income tax benefit related to Acquisitions impact		2	—	—	2	NM	2	100	2	—	2	100
Income tax expense, Underlying excluding Acquisitions (non-GAAP)	H	$164	$158	$133	$6	4%	$31	23%	$683	$283	$400	141%

40

Non-GAAP financial measures and reconciliations - Underlying excluding Acquisitions

$s in millions, except ratio data

		QUARTERLY TRENDS							FULL YEAR			
					4Q21 Change						2021 Change	
					3Q21		4Q20				2020	
		4Q21	3Q21	4Q20	$/bps	%	$/bps	%	2021	2020	$/bps	%
Operating leverage:												
Total revenue (GAAP)	A	$1,720	$1,659	$1,707	$61	3.58%	$13	0.68%	$6,647	$6,905	($258)	(3.74%)
Less: Noninterest expense (GAAP)	C	1,061	1,011	1,012	50	4.88	49	4.76	4,081	3,991	90	2.25
Operating leverage						(1.30%)		(4.08%)				(5.99%)
Operating leverage, Underlying excluding Acquisitions:												
Total Revenue, Underlying excluding Acquisitions (non-GAAP)	B	$1,691	$1,658	$1,707	$33	1.92%	($16)	(1.02%)	$6,617	$6,905	($288)	(4.19%)
Less: Noninterest expense, Underlying excluding Acquisitions (non-GAAP)	D	$989	$987	$970	$2	0.15%	$19	1.89%	$3,954	$3,866	$88	2.28%
Operating leverage, Underlying excluding Acquisitions (non-GAAP)						1.77%		(2.91%)				(6.47%)
Effective income tax rate and effective income tax rate, Underlying excluding Acquisitions:												
Effective income tax rate	G/E	22.40%	22.35%	20.16 %	5 bps		224 bps		22.10 %	18.54 %	356 bps	
Effective income tax rate, Underlying excluding Acquisitions (non-GAAP)	H/F	22.56	22.46	21.70	10 bps		86 bps		22.22	19.92	230 bps	
Capital markets fees, Underlying excluding Acquisitions:												
Capital markets fees (GAAP)		$184	$72	$88	$112	156%	$96	109%	$428	$250	$178	71%
Less: Acquisitions impact		27	1	—	26	NM	27	100	28	—	28	100
Capital markets fees, Underlying excluding Acquisitions (non-GAAP)		$157	$71	$88	$86	121%	$69	78%	$400	$250	$150	60%

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